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                                                                  Exhibit 23.1
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INDEPENDENT AUDITOR'S CONSENT


The Board of Directors and Shareholders
Michael Anthony Jewelers, Inc.
Mount Vernon,  New York

We consent to the incorporation by reference in Registration Statements No. 333-29037 and No. 333-29029 of Michael Anthony Jewelers, Inc. on Form S-8 and in Registration Statement No. 333-74629 of Michael Anthony Jewelers, Inc. on Form S-3 of our report dated April 9, 1999 [April 14, 1999 as to note 18], appearing in this Annual Report on Form 10-K of Michael Anthony Jewelers, Inc. for the year ended January 29, 2000.

Deloitte & Touche LLP

Parsippany, New Jersey
April 19, 2000